                                                                      EXHIBIT 99
[FORTUNE BRANDS LOGO]                                               NEWS RELEASE

Fortune Brands, Inc., 300 Tower Parkway, Lincolnshire, IL  60069



CONTACT:
MEDIA RELATIONS:                    INVESTOR RELATIONS:
CLARKSON HINE                       TONY DIAZ
(847) 484-4415                      (847) 484-4410

                          FORTUNE BRANDS REPORTS RECORD
                       FOURTH QUARTER & FULL YEAR RESULTS
            COMPANY ACHIEVES STRONG DOUBLE-DIGIT EPS GROWTH IN 2002,
               GENERATES MORE THAN $400 MILLION IN FREE CASH FLOW

Lincolnshire, IL, January 22, 2003 -- Fortune Brands, Inc. (NYSE: FO), a leading consumer brands company, today reported record results for the fourth quarter and full year 2002. The company's performance in 2002 benefited from successful strategic initiatives that generated strong growth in home products, share gains for home and golf brands, more effective and lower cost distribution for spirits and wine, and a profit turnaround in the office products unit. The company's top-selling brands, including Moen, Titleist, Jim Beam and Aristokraft, all drove top-line sales growth.

For the full year:

     - Net income was $525.6 million, or $3.41 per diluted share, up 37% from $2.49 a year ago. Net income benefited from strong operating performance, lower goodwill amortization and higher net gains from special items.

     - Reported results include an after-tax net gain of $35 million, or 22 cents per share, resulting from a tax refund that exceeded full-year restructuring-related charges.

     - Excluding net gains in both years, diluted earnings per share would have been $3.19, matching the consensus estimate of Wall Street securities analysts, and up from $2.41 a year ago.

     -   Reported sales of $5.68 billion were up 2%.

     -   Operating income was $786.6 million, up 48%.

     - Free cash flow grew to $420 million, even after dividends and restructuring spending.

     -   Return on equity increased to more than 22%.

For the fourth quarter:

     - Net income was $131.4 million, or 86 cents per diluted share, up from 84 cents a year ago.

     - Reported results include restructuring-related charges of $6.9 million (after tax), or 5 cents per diluted share, related to the previously announced repositioning plan in the office products business.

     - Excluding these items, diluted earnings per share would have been 91 cents, matching the consensus estimate of Wall Street securities analysts.

     -   Reported sales of $1.43 billion were off 0.6%.

     - Operating income was $223.5 million, up from $74 million a year ago. Operating income benefited from lower restructuring-related charges and lower intangible amortization and write-downs.

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FORTUNE BRANDS REPORTS RECORD FOURTH QUARTER & FULL YEAR RESULTS, PAGE 2

"2002 was an excellent year for Fortune Brands," said Chairman & Chief Executive Officer Norm Wesley. "We continued to win in the marketplace by building our powerful consumer brands. We developed innovative new products and gained market share, especially with our home and golf brands. We strengthened our businesses with high-impact strategic initiatives to accelerate growth, most notably our extremely successful Omega cabinets acquisition and our profit turnaround in office products. We generated huge cash flow that we can use to make acquisitions, repurchase shares and pay dividends. We leveraged higher volumes, improved productivity and managed inventory better, all of which significantly improved our asset returns. Above all, we created substantial value for our shareholders."

The company reduced shares outstanding 4% in 2002 by repurchasing a total of 5.7 million shares, including 2.6 million in the fourth quarter.

                     DOUBLE-DIGIT EPS GROWTH TARGET FOR 2003

"Like nearly all companies in 2003, we'll face economic uncertainty and the headwinds of higher costs for pension expense, employee health care plans and insurance. But with solid business momentum, we feel well positioned to achieve our long-term goals of double-digit EPS growth and improved returns in 2003," Wesley said. "For the first quarter, we expect solid double-digit EPS growth, benefiting partly from the final incremental quarter of the Omega acquisition." The company's earnings goals exclude any special charges or gains.

                                      * * *

Fortune Brands, Inc. is a consumer products company with annual sales exceeding $5.6 billion. Its operating companies have premier brands and leading market positions in home and hardware products, spirits and wine, golf equipment and office products. Home and hardware brands include Moen faucets, Aristokraft, Schrock and Omega cabinets, Master Lock padlocks and Waterloo tool storage sold by units of MasterBrand Industries, Inc. Major spirits and wine brands sold by units of Jim Beam Brands Worldwide, Inc. include Jim Beam and Knob Creek bourbons, DeKuyper cordials, The Dalmore single malt Scotch, Vox vodka and Geyser Peak and Canyon Road wines. Acushnet Company's golf brands include Titleist, Cobra and FootJoy. Office brands include Day-Timer, Swingline, Kensington and Wilson Jones sold by units of ACCO World Corporation. Fortune Brands, headquartered in Lincolnshire, Illinois, is traded on the New York Stock Exchange under the ticker symbol FO and is included in the S&P 500 Index.

To receive company news releases by e-mail, please visit WWW.FORTUNEBRANDS.COM.

                                      * * *
This press release contains statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these forward-looking statements speak only as of the date hereof. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to changes in general economic conditions, foreign exchange rate fluctuations, changes in interest rates, returns on pension assets,



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
FORTUNE BRANDS REPORTS RECORD FOURTH QUARTER & FULL YEAR RESULTS, PAGE 3

competitive product and pricing pressures, trade consolidations, the impact of excise tax increases with respect to distilled spirits, regulatory developments, the uncertainties of litigation, changes in golf equipment regulatory standards, the impact of weather, particularly on the home products and golf brand groups, expenses and disruptions related to shifts in manufacturing to different locations and sources, as well as other risks and uncertainties detailed from time to time in the Company's Securities and Exchange Commission filings.

                                      * * *
This press release presents measures not derived in accordance with generally accepted accounting principles, including earnings per share before net gains or charges, free cash flow and return on equity. Such measures should not be considered substitutes for any measures derived in accordance with generally accepted accounting principles, and may also be inconsistent with similar measures presented by other companies. Reconciliation of these non-GAAP measures to the most nearly comparable GAAP measures, if applicable, is presented in the attached pages.

                                      # # #

                              FORTUNE BRANDS, INC.
                        CONSOLIDATED STATEMENT OF INCOME
                     (In millions, except per share amounts)
                                   (Unaudited)

                                                                  Three Months Ended December 31,
                                                              2002             2001           % Change
Net Sales*                                                  1,431.6          1,440.1             (0.6)

    Cost of goods sold                                        750.5            807.4             (7.0)

    Excise taxes on spirits and wine                           85.9             95.2             (9.8)

    Advertising, selling, general
         and administrative expenses*                         356.1            319.1             11.6

    Amortization of intangibles                                 4.7             15.3            (69.3)

    Write-down of identifiable intangibles/goodwill               -             73.3                -

    Restructuring and special items                            10.9             55.8            (80.5)

Operating Income                                              223.5             74.0            202.0

    Interest expense                                           17.9             17.7              1.1

    Other (income) expense, net                                (8.1)           (47.3)            82.9

    Income taxes                                               77.7            (29.4)               -

    Minority interests                                          4.6              4.2              9.5

Net Income                                                    131.4            128.8              2.0

Earnings Per Common Share
   Basic                                                        0.88             0.87             1.1
   Diluted                                                      0.86             0.84             2.4

Avg. Common Shares Outstanding
     Basic                                                    148.4            148.6             (0.1)
     Diluted                                                  152.6            152.8             (0.1)

                              FORTUNE BRANDS, INC.
                        CONSOLIDATED STATEMENT OF INCOME
                     (In millions, except per share amounts)
                                   (Unaudited)

                                                                  Twelve Months Ended December 31,
                                                              2002             2001           % Change

Net Sales*                                                  5,677.7          5,559.6              2.1

    Cost of goods sold                                      3,066.4          3,090.3             (0.8)

    Excise taxes on spirits and wine                          311.1            360.4            (13.7)

    Advertising, selling, general
         and administrative expenses*                       1,441.7          1,343.5              7.3

    Amortization of intangibles                                16.1             62.7            (74.3)

    Write-down of identifiable intangibles/goodwill               -             73.3                -

    Restructuring and special items                            55.8             98.1            (43.1)

Operating Income                                              786.6            531.3             48.1

    Interest expense                                           74.1             96.8            (23.5)

    Other (income) expense, net                               (43.7)           (57.4)            23.9

    Income taxes                                              214.2             94.4                -

    Minority Interests                                         16.4             11.5             42.6

Net Income                                                    525.6            386.0             36.2

Earnings Per Common Share
   Basic                                                        3.51             2.55            37.6
   Diluted                                                      3.41             2.49            36.9

Avg. Common Shares Outstanding
    Basic                                                     149.4            151.7             (1.5)
    Diluted                                                   154.0            155.3             (0.8)

Actual Common Shares Outstanding
    Basic                                                     147.0            148.0             (0.7)
    Diluted                                                   151.0            152.3             (0.9)

* Prior periods restated to reflect the January 1, 2002 required adoption of EITF issue No. 00-14 relating to the accounting for certain sales incentives and No. 00-25 relating to the accounting for consideration from a vendor. This reclassification does not result in a change in the Company's earnings or earnings per common share.

                              FORTUNE BRANDS, INC.
                     (In millions, except per share amounts)
                                   (Unaudited)

NET SALES AND OPERATING COMPANY CONTRIBUTION

                                          Three Months Ended                            Twelve Months Ended
                                             December 31,                                   December 31,
                                 2002           2001         % Change          2002            2001       % Change
Net Sales (a)

Home Products                $    653.5      $    550.7         18.7       $  2,532.2      $  2,068.8        22.4

Spirits and Wine                  296.7           394.9        (24.9) (d)     1,032.5         1,368.0       (24.5) (d)

Golf Products                     170.5           173.6         (1.8)         1,007.6           946.5         6.5

Office Products                   310.9           320.9         (3.1)         1,105.4         1,176.3        (6.0)

Total                        $  1,431.6      $  1,440.1         (0.6)      $  5,677.7      $  5,559.6         2.1

Operating Company
Contribution (b)

Home Products                $    113.4      $     91.7         23.7       $    416.6      $    316.7        31.5

Spirits and Wine                   92.0            99.4         (7.4) (d)       285.1           306.0        (6.8) (d)

Golf Products                      11.1            13.7        (19.0)           132.6           131.3         1.0

Office Products                    33.7            22.2         51.8             69.6            50.1        38.9

Less: Other Operating
Expenses (c)                       26.7           153.0        (82.5)           117.3           272.8       (57.0)

Operating Income             $    223.5      $     74.0        202.0       $    786.6      $    531.3        48.1


(a) Prior periods restated to reflect the January 1, 2002 required adoption of EITF issue No. 00-14 relating to the accounting for certain sales incentives and No. 00-25 relating to the accounting for consideration from a vendor. This reclassification did not result in a change in the Company's operating company contribution, earnings, or earnings per common share.

(b) Operating company contribution (OCC) is net sales less all costs and expenses other than restructuring and special items, amortization of intangibles, corporate administrative expense, interest expense, other (income) expense, net, income taxes and minority interests. OCC is not a measure under generally accepted accounting principles and should not be considered as a substitute for any measure derived in accordance with generally accepted accounting principles. This measure may also be inconsistent with similar measures presented by other companies. In assessing this measure, investors should note that restructuring charges and special items that impact the Company's earnings have been excluded in order to provide an additional measure to investors seeking to evaluate the Company's underlying financial performance from year to year.

(c) Other operating expenses include restructuring and special items, intangible amortization, write-off of goodwill, and corporate administrative expenses.

(d) Net sales and OCC reflect the impact of the Q4 2001 divestiture of the U.K.
- based Scotch Whisky business and sales of Absolut recorded in 2001 on an interim basis. Excluding these items, the three and twelve months' adjusted percentages for Spirits and Wine would be a 1.0% and 2.0% net sales increase and a (7.4)% OCC decrease and 1.5% OCC increase, respectively.

FREE CASH FLOW AND RETURN ON EQUITY

The term "free cash flow" as used in this press release is cash flow from operations less net capital expenditures and dividends to stockholders. The term "ROE" (return on equity) is net income over the past 12 months before charges/gains divided by a four-quarter average of total stockholders' equity before charges/gains. Free cash flow and return on equity are not measures under generally accepted accounting principles and should not be considered as substitutes for any measure derived in accordance with generally accepted accounting principles. These measures may also be inconsistent with similar measures presented by other companies.

INCOME BEFORE GAINS & CHARGES, NET

The following sets forth net income before gains & charges, net, which in 2002 represents income before the $10.9 million ($6.9 million after tax) and $55.8 million ($36.2 million after tax) restructuring and special items taken in the three-month and twelve-month periods ended December 31, 2002, respectively. Net income before gains and charges, net, is adjusted to exclude a $61.7 million tax refund and interest income on tax receivable of $14.9 million ($9.6 million after tax) taken in the twelve-month period ended December 31, 2002.

The following sets forth net income before gains & charges, net, which in 2001 represents income before the $55.8 million ($35.5 million after tax) and $98.1 million ($63.3 million after tax) restructuring and special items taken in the three-month and twelve-month periods ended December 31, 2001, respectively. Income from operations before charges is adjusted to exclude a $72.9 million tax credit and a $31.0 million tax reserve reversal taken in the twelve-month period ended December 31, 2001. In addition, net income before gains and charges, net, is adjusted to exclude $73.3 million ($67.1 million after tax) identifiable intangibles write-down, $28.5 million ($17.3 million after tax) interest income on tax refund, and $16.6 ($21.8 million after tax gain) from sale of UK Private Label Scotch for three and twelve-month periods ended December 31, 2001.

                                                   Three Months Ended December 31,
                                                2002            2001          % Change
Income before Gains & Charges, net *          $138.3          $119.3             15.9

Earnings Per Common Share - Basic
Income from operations                           0.93            0.80            16.3
Tax Credit                                          -            0.49               -
Reversal of prior year tax
   reserve no longer required                       -               -               -
Gain on sale UK Private Label Scotch                -            0.15               -
Write-down of identifiable intangibles              -           (0.45)              -
Tax & interest income receivable                    -            0.12               -
Restructuring and special items                 (0.05)          (0.24)           79.2

Net Income                                       0.88            0.87             1.1


Earnings Per Common Share - Diluted
Income from operations                           0.91            0.78            16.7
Tax Credit                                          -            0.48               -
Reversal of prior year tax
   reserve no longer required                       -               -               -
Gain on sale UK Private Label Scotch                -            0.14               -
Write-down of identifiable intangibles              -           (0.44)              -
Tax & interest income receivable                    -            0.11               -
Restructuring and special items                 (0.05)          (0.23)           78.3

Net Income                                       0.86            0.84             2.4

                                                   Twelve Months Ended December 31,
                                                2002            2001          % Change

Income before Gains & Charges, net *          $490.5          $373.4             31.4

Earnings Per Common Share - Basic
Income from operations                           3.28            2.46            33.3
Tax Credit                                          -            0.48               -
Reversal of prior year tax
   reserve no longer required                       -            0.21               -
Gain on sale UK Private Label Scotch                -            0.15               -
Write-down of identifiable intangibles              -           (0.44)              -
Tax & interest income receivable                 0.47            0.11               -
Restructuring and special items                 (0.24)          (0.42)           42.9

Net Income                                       3.51            2.55            37.6

Earnings Per Common Share - Diluted
Income from operations                           3.19            2.41            32.4
Tax Credit                                          -            0.47               -
Reversal of prior year tax
   reserve no longer required                       -            0.20               -
Gain on sale UK Private Label Scotch                -            0.14               -
Write-down of identifiable intangibles              -           (0.43)              -
Tax & interest income receivable                 0.46            0.11               -
Restructuring and special items                 (0.24)          (0.41)           41.5

Net Income                                       3.41            2.49            36.9



* Income Before Gains and Charges, net indicates the underlying performance of our businesses prior to costs associated with our restructuring initiatives and write-downs of identifiable intangibles and goodwill, and special items. The Company believes that this measure is useful in analyzing the Company's performance from year to year. Management uses this measure in evaluating the performance of the Company. It is not a measure under generally accepted accounting principles and should not be considered as a substitute for any measure derived in accordance with generally accepted accounting principles. This measure may also be inconsistent with similar measures presented by other companies. In assessing this measure, investors should note that restructuring charges and special items that impact the Company's earnings have been excluded in order to provide an additional measure to investors seeking to evaluate the Company's underlying financial performance from year to year.

RESTRUCTURING AND SPECIAL ITEMS

The Company recorded pre-tax restructuring and special items of $10.9 million ($6.9 million after tax) and $55.8 million ($36.2 million after tax) in the three-month and twelve-month periods ended December 31, 2002. The charges relate to rationalization of operations in the office segment and the sale and discontinuation of marginal product lines in the home and spirits segments.

                               Three Months Ended
                                December 31, 2002
                     (In millions, except per share amounts)

                                                                               Special Items
                                          Restructuring   Cost of Sales Charges    SG & A Charges      Total
Office Products                             $    9.8           $       0.2            $     0.9      $    10.9
Total                                       $    9.8           $       0.2            $     0.9      $    10.9

Income Tax Benefit                                                                                         4.0
Net Charge                                                                                           $     6.9

Charge Per Common Share

Basic                                                                                                $    0.05
Diluted                                                                                              $    0.05


                               Twelve Months Ended
                                December 31, 2002
                     (In millions, except per share amounts)

                                                                               Special Items
                                          Restructuring   Cost of Sales Charges    SG & A Charges      Total
Home Products                               $    10.9          $       4.4            $    (0.3)     $    15.0
Office Products                                  34.3                  3.9                  1.9           40.1
Spirits and Wine                                  0.7                    -                    -            0.7
Total                                       $    45.9          $       8.3            $     1.6      $    55.8

Income Tax Benefit                                                                                        19.6
Net Charge                                                                                           $    36.2

Charge Per Common Share

Basic                                                                                                $    0.24
Diluted                                                                                              $    0.24

                              FORTUNE BRANDS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                  (In millions)

                                              December 31,    December 31,
                                                 2002            2001
                                                      (Unaudited)
Assets

   Current assets
      Cash and cash equivalents                $   15.4        $   48.7
      Accounts receivable, net                    845.1           860.6
      Inventories                                 835.8           856.6
      Other current assets                        206.8           203.7

         Total current assets                   1,903.1         1,969.6

   Property, plant and equipment, net           1,189.6         1,158.4
   Intangibles resulting from
     business acquisitions, net                 2,332.7         1,789.6
   Other assets                                   396.8           383.3

         Total assets                          $5,822.2        $5,300.9

Liabilities and Stockholders' Equity

   Current liabilities
      Short-term debt                          $  161.3        $   37.8
      Current portion of long-term debt           132.9             1.4
      Other current liabilities                 1,249.9         1,219.2

         Total current liabilities              1,544.1         1,258.4

   Long-term debt                                 841.7           950.3
   Other long-term liabilities                    724.3           598.7
   Minority Interests                             398.9           390.8

         Total liabilities                      3,509.0         3,198.2

   Stockholders' equity                         2,313.2         2,102.7

         Total liabilities and
           stockholders' equity                $5,822.2        $5,300.9